Exhibit 10.1

                        ISLE OF CAPRI CASINOS, INC.
                            DEFERRED BONUS PLAN

                  (As Amended Through the First Amendment)

        1. Purpose. Isle of Capri Casinos, Inc. (the "Company") may, in its discretion, grant cash bonuses (a "Cash Bonus") to Eligible Employees as of a date (the "Bonus Award Date") following the end of any fiscal year of the Company as a means of attracting and retaining the services of experienced and knowledgeable officers and employees. The Deferred Bonus Plan allows for the Company to provide for the deferral of a portion of the Cash Bonus and to allow Eligible Employees an election as to the payment of the deferred portion of the Cash Bonus, subject to the terms and conditions of this Plan.

        2. The Deferred Bonus. Subject to the terms and conditions set forth below, with respect to each Cash Bonus the Company awards to an Eligible Employee during the term of this Plan, twenty percent (20%) of the amount of such bonus (the "Deferred Bonus") shall be deferred and shall be payable on the first to occur of the following (the "Deferred Bonus Payment Date"): (i) the death or Disability of the Eligible Employee, (ii) the fifth anniversary of the last day of the Company's fiscal year immediately preceding the Bonus Award Date, or (iii) an Extraordinary Transaction.

        3. Forfeiture of Deferred Bonus. Notwithstanding any other provision of this Plan, if the recipient of a Cash Bonus ceases for any reason to be an Eligible Employee at any time prior to the Deferred Bonus Payment Date (including termination of employment with the Company without cause), except as a result of his or her death or Disability, he or she shall forfeit any and all rights to the Deferred Bonus.

        4. The Deferral Election. Within thirty (30) days after each Bonus Award Date, an Eligible Employee who is awarded a Cash Bonus must submit a Deferral Election, in the form provided by the Company, pursuant to which he or she may make any one of the following elections with respect to the payment of the Deferred Bonus portion of such Cash Bonus (provided that, any Participant who fails to make such an election shall, at the Company's election, either forfeit the Deferred Bonus or be entitled to the Deferred Bonus as provided in paragraph 4(a) below):

        (a) To receive on the Deferred Bonus Payment Date, an amount equal to the Deferred Bonus plus interest, compounded annually, on the principal amount of the Deferred Bonus, at the Treasury Rate on the Bonus Award Date and as adjusted as of each anniversary date of the Bonus Award Date.

        (b) To receive on (or as promptly as practicable after) the Deferred Bonus Payment Date, a number of shares of Stock (the "Bonus Shares") calculated by multiplying the amount of the Deferred Bonus by 1.25 and dividing the product by the Fair Market Value per share of the Stock as of the last day of the Company's fiscal

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               year immediately preceding the Bonus Award Date; provided, however, in the event that prior to any Deferred Bonus Payment Date, the stockholders of the Company shall not have approved the Plan pursuant to any requirement of the Nasdaq National Market or the Securities and Exchange Commission or pursuant to any other applicable law or regulations, then, notwithstanding anything to the contrary in this Plan, any person who has made an election under this clause (b) shall receive an amount of cash equal to the Fair Market Value of the Bonus Shares as of the Deferred Bonus Payment Date and the Company shall be under no obligation to issue any shares of Stock under the Plan.

        5. Issuance of Shares. With respect to any Bonus Shares deliverable under paragraph 4(b) above: (i) if the number of shares that would otherwise be delivered is not a whole number, then the number of shares to be delivered shall be reduced to the next lowest whole number;
(ii) unless and until Bonus Shares are issued on (or as promptly as practicable after) the Deferred Bonus Payment Date, pursuant to paragraph 4(b) above, the Participant shall have no rights of a stockholder, including but not limited to the right to vote such shares or to receive any dividends paid with respect to such shares; (iii) the Company will use reasonable efforts, but will not be obligated, to cause the Bonus Shares to be registered under the Securities Act of 1933 on a form of registration statement the Company deems appropriate in its discretion; and (iv) the Bonus Shares that may be issued pursuant to paragraph 4(b) above shall be currently authorized but unissued shares or, subject to compliance with any trust indenture or other agreement to which the Company is a party or by which it may be bound, shares purchased in the open market by the Company.

        6. Effective Date. The Plan shall be effective as of the Effective Date and shall remain in effect as long as any Deferred Bonus Payments have not been distributed, subject to any earlier termination of the Plan pursuant to paragraph 14 hereof. The first Bonus Award Date under the Plan shall be June 16, 1998 and the corresponding Deferred Bonus Payment Date shall be April 26, 2003.

        7.     Adjustments to Shares.
               ---------------------

        (a) If the Company shall effect any subdivision or consolidation of shares of Stock or other capital readjustment, payment of stock dividend, stock split, combination of shares or recapitalization or other increase or reduction of the number of shares of Stock outstanding without receiving compensation therefor in money, services or property, then the calculation of the Fair Market Value of the Stock and the number of Bonus Shares for purposes of paragraph 4(b) above shall be appropriately adjusted.

        (b) If the Company is reorganized, merged or consolidated or is party to a plan of exchange with another corporation, pursuant to which reorganization, merger, consolidation or plan of exchange the stockholders of the Company receive any shares of stock or other securities, cash or property, or the Company shall distribute securities of another corporation to its stockholders, there shall be substituted for the Bonus Shares subject to paragraph 4(b) above an appropriate


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               number of shares of each class of stock or amount of other securities, cash or property which were distributed to the stockholders of the Company in respect of such shares; provided that, upon the occurrence of a reorganization of the Company or any other event described in this paragraph 7(b), any successor to the Company shall be substituted for the Company.

        (c) The existence of this Plan and the distributions hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, any merger or consolidation of the Company, any issuance of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        (d) Except as expressly provided by the terms of this Plan, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services either upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities shall not affect, and no adjustment by reason thereof shall be made with respect to, the payment of Deferred Bonuses under this Plan.

        8. Limit on Distribution. Payments of Deferred Bonuses under the Plan shall be subject to the following:

        (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to make any distribution under the Plan (including the issuance of any shares of Stock) unless such distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

        (b) The Company shall add such conditions and limitations to any shares of Stock to be issued to any Participant who is subject to Section 16(a) and 16(b) of the Securities Exchange Act of 1934 as is necessary to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

        (c) To the extent that the Plan provides for the issuance of certificates to reflect the transfer of shares of Stock, the transfer of such shares may be effected on a non-certificated basis, to the extent not prohibited by applicable local law, the applicable rules of the Nasdaq National Market, or any other applicable rules.

        9. Taxes. All payments and issuances of Stock under the Plan are subject to all applicable taxes, which are the responsibility of the Participant, and the Company is authorized to withhold any taxes as may be required by applicable law.

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        10.    Transferability.  The rights to a Deferred Bonus under the Plan are not assignable or transferable, voluntarily or by operation of law, except as expressly provided herein upon the death of an Eligible Employee.

        11. Form and Time of Elections. Any election required or permitted under the Plan shall be in writing, and shall be deemed to be filed when delivered to the Secretary of the Company. Any deferral election made under this Plan shall be irrevocable after it is filed.

        12. Action by Company. Any action required or permitted to be taken by the Company shall be by resolution of the Board of Directors of the Company, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, by a duly authorized officer of the Board, or by a duly authorized officer of the Company (except to the extent prohibited by the provisions of Rule
16b-3, applicable local law, the applicable rules of any stock market, or any other applicable rules).

        13. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and in the plural shall include the singular.

        14. Amendment and Termination. The Board of Directors of the Company may, at any time, amend or terminate the Plan, provided that, subject to paragraph 7 above (relating to certain adjustments to shares), without the consent of affected Participants, no amendments or termination may adversely affect the rights of any Participant to any Deferred Bonus under the Plan granted prior to the date such amendment is adopted by the Board.

        15. Defined Terms. For purposes of the Plan, the terms listed below shall be defined as follows:

        (a) Disability. The term "Disability" shall mean the absence from employment with the Company, by reason of illness or incapacity, for a period of 120 days, whether or not consecutive, during any 360-day period.

        (b)    Effective Date.  The "Effective Date" shall mean April 26, 1998.

        (c) Eligible Employee. The term "Eligible Employee" shall mean each officer of the Company or any Related Company, and any other employee of the Company or a Related Company that the Compensation Committee of the Board of Directors of the Company designates as a key employee.

        (d) Extraordinary Transaction. The term "Extraordinary Transaction" shall mean any of the following transactions:
               (i) the merger, consolidation or reorganization of the Company with or into another entity pursuant to which the Company is not the surviving entity; (ii) the sale of all or substantially all the assets of the Company; (iii) the liquidation or dissolution of the Company; or (iv) a change in control of the Company (with the term "control" as defined in Rule 405 under the Securities Act of 1933).


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        (e)    Fair Market Value. The term "Fair Market Value" of a share of Stock of the Company as of any date shall mean the last sale price for such Stock as reported on the consolidated transaction reporting system of the National Association of Securities Dealers on that date or, if Stock is not traded on that date, on the next preceding date on which Stock was traded.

        (f) Participant. The term "Participant" shall mean any person who is entitled to a Deferred Bonus under the Plan.

        (g) Related Company. The term "Related Company" shall mean any Company during any period in which it is a "subsidiary corporation" (as that term is defined in Code section 424(f)) with respect to the Company.

        (h)    SEC. The term "SEC" shall mean the Securities and Exchange
               Commission.

        (i) Stock. The term "Stock" shall mean shares of common stock of the Company.

        (j) Treasury Rate. The term "Treasury Rate" shall mean the market yield of the five- year Treasury Bond issue which has the closest maturity date (month and year) to the Deferred Bonus Payment Date, as quoted in The Wall Street Journal.